Exhibit 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

TRUSTEES: Maurice Meyer III John R. Norris III James K. Norwood	Telephone (214) 969-5530	ROY THOMAS General Agent DAVID M. PETERSON Assistant General Agent

FOR IMMEDIATE RELEASE

TEXAS PACIFIC LAND TRUST (TPL) DECLARES SPECIAL DIVIDEND

DALLAS, TEXAS, November 14, 2006 --- At a meeting held this morning, November 14, the Board of Trustees of Texas Pacific Land Trust declared a special dividend of $2.10 per sub-share, payable December 7, 2006, to holders of record at the close of business on November 27, 2006. “We have excess cash and had the opportunity to return capital to the shareholders”, the Trustees stated. The aggregate payout will amount to approximately $4.5 million.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.